EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2006, relating to the consolidated financial statements of Alliance Fiber Optic Products, Inc., which appears in Alliance Fiber Optic Products, Inc’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/Stonefield Josephson, Inc.

Stonefield Josephson, Inc.

San Francisco, California

March 29, 2006